UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2013

MERRIMAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15831	11-2936371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

600 California Street, 9th Floor,

San Francisco, California  94108

( Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the issuance of Common Stock described in Section 3.02 below, the Investors Rights Agreement dated September 9, 2009 by and among the Company and investors in its Series D Convertible Preferred Stock was terminated and a new Voting Agreement dated March 28, 2013 was entered into (the “Voting Agreement”). The Voting Agreement is attached hereto as an exhibit.

Item 3.02	Unregistered Sales of Equity Securities.

On March 28, 2013, the Company entered into a definitive agreement (the “Stock Purchase Agreement”) for the sale and issuance of 76,612,500 shares of Common Stock at a price per share of $0.03, resulting in total proceeds to the Company of $2,298,375 (the “First Closing”), of which $1,100,000 was paid by surrender of promissory notes held by our Co-Chairman, Ronald L. Chez (the “Promissory Notes”).  For each share of Common Stock purchased, other than those purchased by Mr. Chez in exchange for the Promissory Notes , the investors received a warrant to purchase 0.25 shares of Common Stock at a price of $0.04 per share, for a term of five years.  Mr. Chez received a warrant to purchase 0.5 shares of Common Stock at a price of $0.04 per share, for a term of five years, for each share of Common Stock purchased by means of surrender of the Promissory Notes. The higher warrant coverage was agreed to as compensation to Mr. Chez for providing capital prior to other investors. A total of 28,319,792 warrants were issued in the First Closing.  Additional closings are anticipated. The Stock Purchase Agreement is attached hereto as an exhibit.

No underwriters, underwriting discounts or commissions were involved in the First Closing.

Item 3.03	Material Modifications to Rights of Security Holders.

On March 28, 2013, all outstanding shares of Series D Convertible Preferred Stock and Series E Convertible Preferred Stock of the Company were converted into shares of Common Stock. Each share of Series D Convertible Preferred Stock was converted into 0.34127 shares of Common Stock. Each share of Series E Convertible Preferred Stock was converted into one share of Common Stock. At the time of the conversion, all dividends accumulated but not declared on the Series D Convertible Preferred Stock and Series E Convertible Preferred Stock were canceled.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

To effectuate the conversion of Series D Convertible Preferred Stock and Series E Convertible Preferred Stock described in Section 3.03, a Certificate of Amendment to Certificate of Designation was filed effective March 28, 2013. This Certificate of Amendment to Certificate of Designation is attached hereto as an exhibit.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Certificate of Amendment to Certificate of Designation described in Section 5.03 above was approved by a majority of the holders of the Series D Convertible Preferred Stock and Series E Convertible Preferred Stock on March 25, 2013 in an action by written consent.

Item 9.01(d)	Exhibits

3.13	Certificate of Amendment of Certificate of Designation implementing conversion of Certificate of Amendment to Certificate of Designation into Common Stock, effective March 28, 2013.

10.49	Form of Stock Purchase Agreement dated March 28, 2013

10.50	Form of Voting Agreement dated March 28, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merriman Holdings, Inc.

Date: April 4, 2012	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chief Executive Officer